Exhibit 99.1

        NASDAQ: BOKF

For Further Information Contact:	Stacy Kymes Senior Vice President Investor Relations (918) 588-6542

Danny Boyd Corporate Communications (918) 588-6348

BOK Financial Initiates First-Ever Quarterly Cash Dividend

Dividend, Share Repurchase Program Signal Strategy for Growth Company

TULSA, Okla. (Tuesday, April 26, 2005) — BOK Financial Corp. (NASDAQ: BOKF) today announced that its Board of Directors approved a $0.10 per share quarterly common stock dividend. The quarterly dividend will be payable on May 31, 2005, to shareholders of record on May 13, 2005. The Board of Directors also approved a new stock repurchase plan that authorizes the company to buy back up to two million shares of the company’s stock.

“We are pleased our Board of Directors today approved the company’s first quarterly cash dividend, underscoring our commitment to shareholder value,” said company President and CEO Stan Lybarger. “We remain confident in our long-term ability to increase revenue and earnings per share through expansion and sustained growth in our fast-growing markets. The quarterly dividend represents less than 15 percent of the company’s last twelve months’ earnings, thus providing sufficient flexibility to continue this growth.”

The stock buyback program approved by the board authorizes the company to purchase up to two million shares. The specific timing and amount of repurchases will vary based on market conditions, securities law limitations and other factors. Repurchases of common stock may be made over time in open market or privately negotiated transactions. The program may be suspended or discontinued at any time without prior notice.

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BOK Financial is a regional financial services company that provides commercial and consumer banking, investment and trust services, mortgage origination and servicing, and an electronic funds transfer network. Holdings include Bank of Albuquerque, N.A., Bank of Arkansas, N.A., Bank of Oklahoma, N.A., Bank of Texas, N.A., Colorado State Bank and Trust, N.A., Valley Commerce Bank, N.A., BOSC, Inc., and the TransFund electronic funds network. Shares of BOK Financial are traded on the NASDAQ under the symbol BOKF. For more information, visit our website at www.bokf.com.

This news release contains forward-looking statements that are based on management’s beliefs, assumptions, current expectations, estimates and projections about BOK Financial Corp., the financial services industry and the economy generally. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “plans,” “projects,” variations of such words and similar expressions are intended to identify such forward-looking statements. Management judgments relating to, and discussion of the provision and allowance for credit losses involve judgments as to future events and are inherently forward-looking statements. Assessments that BOK Financial’s acquisitions and other growth endeavors will be profitable are necessary statements of belief as to the outcome of future events based in part on information provided by others which BOK Financial has not independently verified. These statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions which are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what is expected, implied or forecasted in such forward-looking statements. Internal and external factors that might cause such a difference include, but are not limited to (1) the ability to fully realize expected cost savings from mergers within the expected time frames, (2) the ability of other companies on which BOK Financial relies to provide goods and services in a timely and accurate manner, (3) changes in interest rates and interest rate relationships, (4) demand for products and services, (5) the degree of competition by traditional and non-traditional competitors, (6) changes in banking regulations, tax laws, prices, levies, and assessments, (7) the impact of technological advances, and (8) trends in customer behavior as well as their ability to repay loans. BOK Financial Corporation and its affiliates undertake no obligation to update, amend, or clarity forward-looking statements, whether as a result of new information, future events or otherwise.